Exhibit 10.1

AGENCY AGREEMENT

This AGENCY AGREEMENT (this “Agreement”), effective as of February 22, 2012 (the “Effective Date”), is entered by and between Adrienne Graves, an individual (“Consultant”), and TearLab Corporation, having offices at 7360 Carroll Rd, Ste 200, San Diego, CA 92121 (hereinafter referred to as “TearLab” or the “Company”). Consultant and TearLab may each be referred to herein as a “Party” and, together, as the “Parties.

Now, therefore, in consideration of the promises and mutual covenants herein, TearLab and Consultant agree as follows:

1             Definitions

The following terms as used in this Agreement shall have the meanings set forth in this Article 1:

1.1           “Affiliate” means, with respect to a Person, any Person that, directly or indirectly (through one or more intermediaries), controls, is controlled by, or is under common control with the first Person.  For purposes of this Section 1.1, “control” means (a) the direct or indirect ownership of fifty percent (50%) or more of the voting stock or other voting interests or interest in the profits of the Person, or (b) the ability to otherwise control or direct the decisions of the board of directors or equivalent governing body thereof.

1.2           “Consideration” means the value of all cash, securities, or other consideration paid to TearLab by a Japanese Licensee in connection with a Facilitated Agreement, either before, on or within the twenty-four (24)-month period after, the effective date of such Facilitated Agreement, including without limitation all up-front fees, option payments, milestone payments, and success fees; provided that, if a Facilitated Agreement provides for consideration for the grant of rights with respect to Japan and other territories or countries in addition to Japan, only consideration for the grant of rights with respect to Japan shall be Consideration, unless otherwise agreed to in writing by the Company.

1.3           “Facilitated Agreement” means any agreement between TearLab and a Japanese Licensee that provides for consideration for grant of rights with respect to Japan to a Japanese Licensee (a) with respect to which (1) Consultant initiated contact and, to the extent requested and/or agreed to by TearLab, arranged or actively participated in negotiations and meetings between TearLab and such Japanese Licensee that contributed to the execution of such Facilitated Agreement related to the TearLab Technology or (2) Consultant initiated contact with a Japanese Licensee that was not a party to the Facilitated Agreement but entered into a confidentiality agreement with TearLab covering discussions with respect to a potentially competitive arrangement related to the TearLab Technology; and (b) which was executed during the Term of the Agreement or within twelve (12) months after the Term. For the avoidance of doubt, Facilitated Agreement does not comprise agreements that TearLab executes with Japanese Licensees that are pure supply agreements, consultancy agreements or similar agreements that do not include the sale or out-license of the TearLab Technology.

1.4           “Japanese Licensee” means any company operating in the ophthalmology or diagnostic sectors in Japan, including without limitation those listed on Exhibit A, as amended from time to time upon mutual written agreement of the Parties.  Consultant shall obtain the approval of TearLab’s Chief Executive Officer prior to initiating contact with any Japanese Licensee or potential Japanese Licensee headquartered in the United States.

1.5           “TearLab Technology” means any product or technology owned or controlled by TearLab, including but not limited to the TearLab® Osmolarity System, TearLab’s proprietary lab-on-a-chip technologies for testing disease markers in tears at the point-of-care; provided that TearLab Technology shall not, for purposes of this Agreement, include rights in such technology or products that TearLab has licensed or assigned to a Third Party prior to the Effective Date.

1.6           “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.7           “Third Party” means any Person other than TearLab, Consultant or their respective Affiliates.

2             Appointment

TearLab hereby, subject to the terms of this Agreement, including Section 3,  appoints Consultant, and Consultant hereby accepts an appointment to act, as TearLab’s agent during the Term (as defined below) concerning Facilitated Agreements, upon the terms and conditions set forth hereinafter.  Consultant shall use, itself or through its Affiliates, commercially reasonable efforts to solicit partnering arrangements with Japanese Licensees for the TearLab Technology on TearLab’s behalf.  For clarity, Consultant shall have the right to fulfill some or all of its obligations under this Agreement through its Affiliates.

3             Privity

Consultant shall not be authorized to conclude any contract on TearLab’s behalf, and shall not make any representation, warranty, promise or any other act binding TearLab.  TearLab shall at its sole discretion determine whether or not to enter into any Arrangement and nothing in this Agreement shall obligate TearLab to enter into any Facilitated Agreement.

4             Scope of Services

4.1           General.  During the Term, Consultant shall use commercially reasonable efforts to:

a)	Familiarize itself with the business of TearLab; provided that TearLab shall provide Consultant with all reasonably relevant information regarding its business and the TearLab Technology;

b)
If requested by TearLab, assist TearLab in preparing materials describing TearLab, its business and the TearLab Technology (based on information supplied by TearLab) for distribution to Japanese Licensees for purposes of soliciting partnering arrangements for the TearLab Technology;

c)	Introduce TearLab to appropriate individuals at Japanese Licensees;

d)	Arrange and participate, subject to further agreement with TearLab, in negotiations between TearLab and such Japanese Licensees;

e)	Assist TearLab in identifying and contacting competing Japanese Licensees to ascertain their interest in the TearLab Technology; and

f)	Assist TearLab, in conjunction with TearLab’s legal and other advisors, in obtaining necessary permissions from Japanese regulatory authorities relating to any Facilitated Agreement.

4.2           Reports.  Consultant shall provide TearLab with monthly reports summarizing its activities under this Agreement.

5             Expenses

In addition to any Success Fee owed to Consultant pursuant to Article 7 below, TearLab shall reimburse Consultant for all reasonable Third Party expenses in line with TearLab’s expense policy incurred by Consultant or its Affiliates in the performance of services under this Agreement; provided that no such Third Party services shall be initiated and no consultants shall be engaged by Consultant or its Affiliates for purposes of providing services under this Agreement without the prior written approval of TearLab, which approval shall not be unreasonably withheld; and provided further, that all international travel expenses shall require the prior written approval of TearLab’s Chief Executive Officer.

6             Non-Exclusivity

Consultant’s right to solicit partnering arrangements for the TearLab Technology under this Agreement shall be non-exclusive.  Notwithstanding the foregoing, TearLab shall keep Consultant informed regarding TearLab’s actual or potential engagements with Third Parties for purposes of approaching and contracting with Japanese Licensees to develop, distribute or commercialize the TearLab Technology. TearLab shall keep Consultant informed regarding such TearLab actual and potential direct interactions with Japanese Licensees regarding the development or commercialization of the TearLab Technology.

7             Compensation/Payment

7.1           Success Fee.  As consideration for the services to be rendered by Consultant hereunder, TearLab shall pay to Consultant three percent (3%) of all Consideration actually received by TearLab (the “Success Fee”). To be clear this fee will be net of proceeds that must be paid to University of California San Diego. TearLab shall pay the consideration due to Consultant under this Section 7.1 to Consultant within thirty (30) days of TearLab’s receipt of the Consideration.  The Success Fee associated with each Facilitated Agreement shall not exceed one million dollars (U.S.$1,000,000) or be less than one hundred thousand dollars (U.S.$100,000).  For clarity, TearLab shall pay Consultant a Success Fee of at least one hundred thousand dollars (U.S.$100,000) in connection with each Facilitated Agreement.

7.2           Payment.  All cash payments due hereunder shall be paid in United States dollars.  If any currency conversion shall be required in connection with the payment of any payments hereunder, such conversion shall be made by using the exchange rate used by TearLab for its financial reporting purposes.  Should the Parties agree that payments to Consultant should be paid in a form or forms other than cash, such compensation shall be duly issued and/or recorded in the name of Consultant in the same form or forms as such property, share or interest is issued to TearLab, whether it be stock, bonds, warrants, options, fees, or otherwise.  Any and all withholding or similar taxes imposed or levied on account of the payment of amounts under this Agreement, which are required to be withheld, shall be deducted by the payer prior to remittance and shall be paid to the proper taxing authority.  Proof of payment shall be secured, if available, and sent to payee by payer as evidence of such payment in such form as required by the tax authorities having jurisdiction over payer.  Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

8             Confidentiality

8.1           Confidential Information.  Except as provided herein, each Party shall maintain in confidence, and shall not use for any purpose or disclose to any Third Party, information disclosed by the other Party, whether before or after the Effective Date, and related to the subject matter hereof including the TearLab Technology, Facilitated Agreements or its activities hereunder (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not include any information that the receiving Party can reasonably show is:  (i) already known to the receiving Party at the time of disclosure hereunder, or (ii) is now or hereafter becomes publicly known other than through acts or omissions of the receiving Party, or (iii) is disclosed to the receiving Party by a Third Party under no obligation of confidentiality to the disclosing Party, or (iv) independently developed by the receiving Party without use of or reliance on the Confidential Information of the disclosing Party.

8.2           Permitted Usage.  Notwithstanding the provisions of Section 8.1, each Party may use or disclose Confidential Information of the other Party to the extent reasonably necessary to exercise its rights or fulfill its obligations and/or duties hereunder and in prosecuting or defending litigation, complying with applicable governmental regulations and/or submitting information to tax or other governmental authorities.

8.3           Terms of Agreement.  Except as otherwise permitted in accordance with this Section 8.3, no Party shall make any public announcements concerning this Agreement or the terms hereof, without the prior written consent of the other Party.  Notwithstanding the foregoing, each Party shall have the right to disclose this Agreement or the terms hereof (i) to advisors and actual or potential investors or acquirers on a need-to-know basis under conditions which reasonably ensure the confidentiality thereof; (ii) to the extent required by any court or other governmental body or in connection with any government or regulatory filings (including filings with the U.S. Securities and Exchange Commission and other similar agencies), in which case the Party disclosing the Agreement or terms hereof shall promptly inform the other Party; and (iii) as otherwise required by law. For clarity, neither Consultant nor its Affiliates shall have any right to disclose any terms or conditions of any Facilitated Agreement.

9             Term/Termination

9.1           Term.  This Agreement shall remain in full force and effect for twelve (12) months from the Effective Date, unless otherwise terminated in accordance with this Article 9 (“Term”).

9.2           Termination for Breach.  This Agreement may be terminated by either Party at any time upon the occurrence of a material breach by the other Party of any of the terms and conditions hereof which breach remains uncured for a period of thirty (30) days after the date of receipt of written notice from the non-breaching Party advising of the nature of such breach.

9.3           Termination upon Notice.  After the expiration of the first six (6) months of the Term, either Party may terminate this Agreement upon sixty (60) days prior written notice to the other Party.

9.4           Survival.  Articles 1, 5, 7, 8, 10 and 11 and this Section 9.4 shall survive the expiration or termination of this Agreement for any reason.

10           Indemnification.

10.1         TearLab shall indemnify, defend and hold harmless Consultant, its directors, officers, employees, agents, successors or assigns from and against any and all claims, losses, liabilities, damages, costs and expenses (including without limitation, reasonable attorneys’ fees) (collectively, “Losses”) to which any of them may become subject as a result of or in connection with this Agreement, provided that no such indemnification would be required with respect to Losses caused by Consultant’s negligence, reckless or intentionally wrongful acts, willful misconduct or willful material breach of this Agreement.

10.2         Consultant agrees to indemnify and hold harmless TearLab and its affiliates and their directors, officers and employees from and against all Losses arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement, or (iv) any failure of Consultant to perform its services or obligations under this Agreement in accordance with all applicable laws, rules and regulations.

11           Miscellaneous

11.1         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the California, without reference to principles of conflicts of laws.

11.2         Arbitration and Equitable Relief.

(a)           Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, STOCKHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”) AND PURSUANT TO CALIFORNIA LAW, AND SHALL BE BROUGHT IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY OR COMMON LAW CLAIMS. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.

(b)           Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN DIEGO, CALIFORNIA.

(c)           Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(d)           Availability of Injunctive Relief. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(e)           Administrative Relief. CONSULTANT UNDERSTANDS THAT EXCEPT AS PERMITTED BY LAW THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING CERTAIN ADMINISTRATIVE CLAIMS WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.

(F)           Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT HE/SHE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING HIS/HER RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT HE/SHE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

11.3           Limited Liability.  EXCEPT FOR LIABILITY ARISING FROM BREACH OF SECTION 8.1 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

11.4           Assignment.  The Parties agree that their rights and obligations under this Agreement may not be delegated, transferred or assigned to a Third Party without prior written consent of the other Party hereto.  Notwithstanding the foregoing, TearLab may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise.  This Agreement shall be binding upon and accrue to the benefit of TearLab’s successors and permitted assigns.

11.5           Notices.  Any required notices hereunder shall be given in writing by facsimile (receipt confirmed), certified mail or overnight express delivery service (such as DHL) at the address of each Party immediately, or to such other address as either Party may substitute by written notice.  Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.  For TearLab, any required notice shall be addressed to General Counsel at the address shown above.  For Consultant, any required notice shall be addressed to .

11.6           No Other Rights.  No right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by a Party to the other.

11.7           Severability.  In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.  The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

11.8           Modification; Waiver.  This Agreement may not be altered, amended or modified in any way except by a writing signed by both Parties.  The failure of a Party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

11.9           Entire Agreement.  The Parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and writings in respect hereto.

11.10         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, TearLab and Consultant have executed this Agreement by their respective duly authorized representatives.

TearLab Corporation
By:	/s/ Adrienne Graves	By:	/s/ Elias Vamvakas

Print Name:	Adrienne Graves	Print Name:	Elias Vamvakas

Title:	Consultant	Title:	CEO

EXHIBIT A

CERTAIN JAPANESE LICENSEES

Company Name

EXHIBIT B

JAPANESE LICENSEES

WITH WHICH TEARLAB INITIATED CONTACT PRIOR TO THE EFFECTIVE DATE

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